Exhibit 32.2

Section 1350 Certification,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Magma Design Automation, Inc. (the “Company”) on Form 10-Q for the period ending October 1, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter S. Teshima, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

/S/ PETER S. TESHIMA
Peter S. Teshima Senior Vice President—Finance and Chief Financial Officer

November 9, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished with the Company’s Form 10-Q for the period ending October 1, 2006 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.